UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2025

 Kaival Brands Innovations Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40641	83-3492907
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

 4460 Old Dixie Highway

Grant-Valkaria, Florida 32949

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (833) 452-4825

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	KAVL	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 15, 2025, Kaival Brands Innovations Group, Inc., a Delaware corporation, (the “Company”), entered into an Equity Distribution Agreement (the “Agreement”) with Maxim Group LLC (“Maxim”), as exclusive sales agent providing for the sale by the Company of shares of its common stock, par value $0.001 per share (the “Common Stock”), from time to time, in an “at the market offering” program through Maxim with certain limitations on the amount of Common Stock that may be offered and sold by the Company as set forth in the Agreement (the “Offering”). The sales, if any, of the shares of Common Stock made under the Agreement will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) including sales made directly on or through the Nasdaq Capital Market or on any other existing trading market for the Company’s common shares, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law.

The shares of Common Stock, if any, will be issued pursuant to a prospectus supplement, dated August 15, 2025 (the “Prospectus Supplement”), and an accompanying base prospectus, dated August 8, 2025, contained therein, which together form a part of the Company’s “shelf” registration statement on Form S-3 (File No. 333-288091) filed by the Company with the Securities and Exchange Commission (“SEC”) on June 16, 2025 and declared effective by the SEC on August 8, 2025. The aggregate market value of the shares of Common Stock eligible for sale under the Prospectus Supplement is currently $1,553,536 , which is based on the limitations of General Instruction I.B.6 of Form S-3.

Under the Agreement, the Company will set the parameters for the sale of shares, including the number of shares to be sold, the time period during which sales are requested to be made, limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Agreement, Maxim may sell the shares by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. Maxim will use commercially reasonable efforts in conducting such sales activities consistent with its normal trading and sales practices, and applicable state and federal laws. The Agreement will terminate on the earliest to occur of (i) the sale of all of the shares of Common Stock subject to the Agreement, (ii) the termination of the Agreement by the Company upon 15 days’ written notice to Maxim or by Maxim upon 15 days’ written notice to the Company or (iii) on August 15, 2026.

The Agreement provides that Maxim will be entitled to compensation for its services of 3.5% of the gross sales price of all shares of Common Stock sold through Maxim under the Agreement. The Company has no obligation to sell any shares under the Agreement, and may at any time suspend salesunder the Agreement. The Agreement contains customary representations, warranties and agreements by the Company and indemnification obligations of the Company.. The Company will also reimburse Maxim for certain specified expenses in connection with its services under the Agreement.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the legal opinion and consent of Sichenzia Ross Ference Carmel LLP relating to the legality of the shares of Common Stock that may be issued pursuant to the Agreement is attached as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Equity Distribution Agreement by and between Kaival Brands Innovations Group, Inc. and Maxim Group LLC.
5.1	Opinion of Sichenzia Ross Ference Carmel LLP regarding legality of shares of Common Stock
23.1	Consent of Sichenzia Ross Ference Carmel LLP (including in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 15, 2025	Kaival Brands Innovations Group, Inc.

	By:	/s/ Mark Thoenes
Mark Thoenes
Chief Executive Officer